EXHIBIT 10.14



August 7, 1998

Pharmaceutical Formulations, Inc.
460 Plainfield Ave.
Edison, New Jersey 08817

Re: Loan and Security Agreement, dated August 4, 1989, between The CIT Group/Credit Finance, Inc., assignee of Fidelcor Business Credit Corporation, and Private Formulations, Inc., predecessor by merger of Pharmaceutical Formulations, Inc., ("Pharmaceutical") as amended by letters dated February 16, 1990, April 9, 1991, August 21, 1991, March 6, 1992,
     April 7, 1992, August 17, 1992, September 30, 1992, October 9, 1992, March 25, 1993, May 20, 1994, October 14, 1994, October 21, 1994, January 19,
     1995, May 16, 1995, July 5, 1995, September 11, 1995, August 14, 1996,
     January 23, 1997, April 8, 1997 and April, 1998 (the "Loan Agreement") and all related security agreements, documents and instruments (collectively, the "Financing Agreements")

Gentlemen:

You have requested and we have agreed to amend the Financing Agreements as set forth below, effective as of the date hereof unless otherwise indicated. Capitalized terms appearing below that are not defined below shall have the meanings given in the Loan Agreement.

          1. Section 3.3 of the Loan Agreement is hereby amended so as to read in its entirety as follows:

               "COLLATERAL HANDLING FEE. Borrower shall pay Lender annually, commencing August 4, 1998 and on each August 4 thereafter during the Term, a Collateral Handling Fee in the amount set forth in
               Section 10.4(c)."

          2. Section 3.4 of the Loan Agreement is hereby amended so as to read in its entirety as follows:

               "UNUSED LINE FEE. Borrower shall pay Lender monthly, on the first day of each month, in arrears, an Unused Line Fee for each month during the Term at the rate per annum set forth in Section 10.4(d), calculated upon the amount, if any, by which the Maximum Credit exceeds the average outstanding daily principal balance during the preceding month of all Revolving Loans, Accommodations and any Term Loan."

          3. Section 9.1 of the Loan Agreement is hereby amended so as to read in its entirety as follows:

               "TERM. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect until August 4, 2001 and shall be deemed automatically renewed for successive terms of two (2) years thereafter unless terminated as of the end of the initial or any renewal term (each a "Term") by either party giving the other written notice at least sixty (60) days prior to the end of the then-current Term."

          4. Section 9.2 of the Loan Agreement is hereby amended so as to read in its entirety as follows:

               "9.2 Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice at any time upon payment in full of all of the obligations as provided herein, including the early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the then-current Term, in addition to all other obligations, Borrower shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to (i) one and one-half percent (1 1/2%) of the Maximum Credit, as set forth in Section 10.1(a) hereof, if the effective date of termination occurs on or prior to August 4, 1999; and (ii) one percent (1%) of the Maximum Credit if the effective date of termination occurs after August 4, 1999 and on or prior to August 4, 2000."

          5. Section 10.1(a) of the Loan Agreement is hereby amended so as to read in its entirety as follows:

               "(a) Maximum Credit $25,000,000."

          6. Section 10.1(b) of the Loan Agreement is hereby amended so as to read in its entirety as follows:

               "(b) Gross Availability Formulas:

                    Eligible Accounts Percentage:            85%

                    Eligible Inventory Percentages:

                      Primary Raw Materials                  60%

                      Other raw materials                    60%

                      Packaged finished goods                60%

                      Bulk finished goods                    60%

                      Bottles and caps                       35%

                      Gelatin capsules                       60%."

          7. Section 10.1(c) of the Loan Agreement is hereby amended so as to read in its entirety as follows:

             "(c)     Sublimits for:

                      Walgreen Accounts        $1,750,000

                      Eligible Inventory       Whichever is less, $12,500,000
                                               or 125% of the Accounts
                                               Availability."

          8. Section 10.3 of the Loan Agreement is hereby amended so as to read in its entirety as follows:

             "10.3 Accommodations:

              (a)  Lender's Charge for
                  Accommodations:                 2% per annum

              (b)  Sublimit for
                   Accommodations:                $1,000,000."

          9. Section 10.4 of the Loan Agreement is hereby amended by adding the following to the end thereof:

              "(c) Collateral Handling Fee:       $20,000 per annum
               (d) Unused Line Fee:                .20% per annum."

          10. Section 10.4 of the Loan Agreement is hereby amended so as to read in its entirety as follows:

              "10.5 Financial Covenants:

              (a) Net Worth:

                      As of the fiscal year end 6/30/99          $3,800,000
                      As of the fiscal year end 6/30/00          $4,800,000
                      As of the fiscal year end 6/30/01          $5,800,000

              (b) Capital Expenditures:

                     During the period 7/l/98--6/30/99           $6,600,000
                     During the period 7/l/99--6/30/00           $6,100,000
                     During the period 7/l/00--6/30/01           $5,800,000

              (c) Net Income:    Not less than $150,000 per fiscal quarter and
                                 not less than  $1,000,000 per fiscal year."

          11. The currently outstanding principal balance of the Third Replacement Promissory Note, dated January 19, 1995, in the original principal amount of $2,012,068, made payable by you and payable to us (the "Old Note") is $570,000. We have concurrently herewith made an advance to you in the amount of $630,000 (the "New Advance"). The New Advance, and the principal indebtedness of $570,000 evidenced by the Old Note shall be evidenced by and payable in accordance with the terms of the Fourth Replacement Promissory Note (the "New Note"), in the original principal amount of $1,200,000, made by you on the date hereof, which supersedes and replaces the Old Note. Accordingly, the terms "Term Loan" and "Promissory Note" appearing in the Financing Agreements shall be deemed to mean and include the New Note and the New Advance, and the New Advance shall constitute an Obligation. You hereby affirm that accrued interest on the Old Note is due and owing by you and shall be payable at the rate specified therein through the date hereof and that accrued interest on the New Note on and after the date hereof is due and owing by you and shall be payable by you as accrued interest in accordance with the terms of the New Note. You hereby consent to a new appraisal (the "Appraisal") of your machinery and equipment to be performed on a walk-through basis by an appraiser acceptable to us, at your expense. You understand and agree that notwithstanding the fact that the New Advance is being made concurrently herewith in the amount of $630,000, the results of the Appraisal may result in an adjustment to the amount of the Term Loan if the then-outstanding amount of the Term Loan exceeds 80% of the auction sale value of the eligible machinery and equipment as determined by the Appraisal.

          12. Section 2.1 of the Loan Agreement is hereby amended by adding the following new sentence at the end of the first paragraph thereof, i.e., the paragraph containing the definition of Revolving Loans:

               "Revolving Loans may consist of Prime Rate Loans or Eurodollar Rate Loans (as such terms are defined in Section 3.1A below), subject to the limitations, however, set forth in this Agreement in the case of Eurodollar Rate Loans."

          13. The first and second sentences of Section 3.1(a) of the Loan Agreement are hereby amended and restated in their entirety as follows:

               "(a) Interest on the Revolving Loans shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 3.1A(d). The Interest Rate in respect of Prime Rate Loans shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective as of the date of each such change."

          14. Section 3 of the Loan Agreement is hereby amended by adding thereto a new Section 3.6 as follows:

               "3.6 (a) Borrower may from time to time request that Lender make Eurodollar Rate Loans or that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify W the amount of the Prime Rate Loans (if any) which will constitute Eurodollar Rate Loans or the amount of the Eurodollar Rate Loan requested to be made or continued (subject to the limits set forth below) and (y) the Interest Period to be applicable to such Eurodollar Rate Loans. A request for a borrowing of a Eurodollar Rate Loan which would exceed the limitations set forth in this Section 3.6(a) or failure of Borrower to request that an existing Eurodollar Rate Loan be continued as a Eurodollar Rate Loan shall be deemed and shall in each case constitute Borrower's election that such proposed borrowing shall be a Prime Rate Loan; and failure by Borrower to make such election described in clause (y) of the immediately preceding sentence shall be deemed and shall constitute Borrower's election that the Interest Period with respect to the proposed borrowing shall be a one (1) month period. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, Lender shall make such requested Eurodollar Rate Loan, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, PROVIDE, THAT, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, M the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) after giving effect to any Eurodollar Rate Loan at any time requested by Borrower, the aggregate principal amount of all Eurodollar Rate Loans then outstanding shall not exceed the lower of (A) $20,000,000 and (B) eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, as determined by Lender (but with no obligation of Lender to make such Revolving Loans, except as provided for in this Agreement), and (vii) Lender shall have determined that the Interest Period or Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower that Lender make a Eurodollar Rate Loan, to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                    (b) Any Eurodollar Rate Loans shall automatically convert to
               Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans and Eurodollar Rate Loans made or continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the sum of the then outstanding principal amount of the Term Loan (if any) plus the Revolving Loans then available to Borrower under Section 2 hereof. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing."

          15. The Loan Agreement is hereby amended by adding thereto a new
Section 3.7 as follows:

               "3.7 CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

                    (a) Notwithstanding anything to the contrary contained
               herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that W any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (2) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

                    (b) If any payments or prepayments in respect of the
               Eurodollar Rate Loans are received by Lender other than on the last of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 5 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof."

          16. The Loan Agreement is hereby amended by adding thereto new Section 3.1A as follows:

               "SECTION 3.1A. ADDITIONAL DEFINITIONS

                    (a) "BUSINESS DAY" shall mean any day other than a Saturday,
               Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

                    (b) "EURODOLLAR RATE LOANS" shall mean any Revolving Loans or portion thereof on which interest is payable based on the Eurodollar Rate in accordance with the terms hereof.

                    (c) "EURODOLLAR RATE" shall mean with respect to the
               Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with the Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

                    (d) "INTEREST PERIOD" shall mean for any Eurodollar Rate
               Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED, that, (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the applicable calendar month; and (iii) Borrower may not elect an Interest Period which will end after the last day of the then-current Term of this Agreement.

                    (e) "INTEREST RATE" shall mean, as to Prime Rate Loans, a
               rate per annum of the Prime Rate less three-quarters (0.75%) percent and, as to Eurodollar Rate Loans, a rate of two and one-eighth (2.125%) percent per annum in excess of the Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

                    (f) "PRIME RATE LOANS" shall mean any Revolving Loans or
               portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

                    (g) "REFERENCE BANK" shall mean The Chase Manhattan Bank,
               New York, New York, or its successor, or such other bank as Lender may from time to time designate."

          17. Section 10.4(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "[Intentionally Deleted.]"

We have agreed to the amendments set forth above in consideration of your agreement to pay to us a facility fee in the amount of $75,000, which facility fee is in addition to the facility fees heretofore charged to your account in connection with other requests for changes in your accommodations, and which shall be deemed fully earned, and may be charged to your account with us, on the date hereof.

Except as herein above specifically provided, the Financing Agreements shall remain unmodified and in full force and effect.

This amendment shall be null and void if not executed on or before August 7, 1998.

Please signify your agreement with the foregoing by signing and returning to us the enclosed copy of this letter.

Very truly yours,

THE CIT GROUP/CREDIT FINANCE, INC.

By:   /S/ ERNIE ABATI

Title: VICE PRESIDENT


AGREED:

PHARMACEUTICAL FORMULATIONS, INC.

By: /S/ FRANK MARCHESE

Title: VICE PRESIDENT/FINANCE

CONFIRMED:

EXTRA PARENT CORP.

By: /S/ FRANK MARCHESE

Title:  VICE PRESIDENT/FINANCE